Exhibit 21
 SUBSIDIARIES OF FORD MOTOR COMPANY AS OF JANUARY 31, 2017*

Organization	Jurisdiction
Ford Auto Securitization Trust	Canada
Ford Component Sales, L.L.C.	Delaware, U.S.A.
Ford Espana S.L.	Spain
Ford Italia S.p.A.	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Ford Floorplan Auto Securitization Trust	Canada
Ford Global Engineering, Inc.	Delaware, U.S.A.
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford VHC AB	Sweden
Ford Argentina S.C.A.	Argentina
Ford Asia Pacific Automotive Holdings Ltd.	Mauritius
Ford Mexico Holdings LLC	Delaware, U.S.A.
Ford Motor Company, S.A. de C.V.	Mexico
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company LLC	Delaware, U.S.A.
CAB East Holdings, LLC	Delaware, U.S.A.
CAB East LLC	Delaware, U.S.A.
CAB West Holdings, LLC	Delaware, U.S.A.
CAB West LLC	Delaware, U.S.A.
Ford Automotive Finance (China) Limited	China
Ford Credit Auto Receivables Six LLC	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2014-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2014-REV2	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2015-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2016-REV1	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2016-REV2	Delaware, U.S.A.
Ford Credit CP Auto Receivables LLC	Delaware, U.S.A.
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCIF Holdings LP	Canada
Ford Credit International Finance B.V.	Netherlands
Ford Credit Canada Company	Canada
Ford CTCD Company	Canada
Canadian Road Holdings Company	Canada
Canadian Road Leasing Company	Canada
FCSH GmbH	Switzerland
FCE Bank plc	England

Exhibit 21 (Continued)

	Organization	Jurisdiction
	Ford India Private Limited	India
	Ford International Capital LLC	Delaware, U.S.A.
	Blue Oval Holdings	England
	Ford Motor Company Limited	England
	Ford Retail Group Limited	England
	Global Investments 1 Inc.	Delaware, U.S.A.
	Ford VH Limited	England
	Ford Lease Trust	Canada
Ford Motor (China) Ltd.		China
	Ford Motor Company of Australia Limited	Australia
	Ford Motor Company of Canada, Limited	Canada
	Ford Motor Company of Southern Africa (Pty) Limited	South Africa
	Ford Motor Service Company	Michigan, U.S.A.
	Ford Russia Holdings B.V.	Netherlands
	Ford Sollers Netherlands B.V.	Netherlands
	Ford Sollers Holding, LLC	Russia
	Ford Trading Company, LLC	Delaware, U.S.A.
	Granite Management Corporation	Delaware, U.S.A.
	Ford Motor Company Brasil Ltda.	Brazil

91	Other U.S. Subsidiaries
131	Other Non-U.S. Subsidiaries

* Other subsidiaries are not shown by name in the above list because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.